EXHIBIT 32.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
                          UNDER 18 U.S.C. SECTION 1350

         With reference to the quarterly Report of Redwood Empire Bancorp (the "Company") on Form 10-Q for the period ending March 31, 2004 (the "Report"), I, Patrick W. Kilkenny, President and Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Patrick W. Kilkenny
                                           -----------------------
                                           Patrick W. Kilkenny
                                           President and Chief Executive Officer


                                           Date:  May 7, 2004